                                                                    EXHIBIT 99.4

        UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF DAN RIVER

     On February 3, 1997 Dan River acquired substantially all of the assets of Cherokee for $65 million in cash, subject to a working capital adjustment, and the assumption of certain operating liabilities. On November 20, 1997 Dan River completed an initial public offering of the Dan River Class A Common Stock.

     The Unaudited Pro Forma Combined Statement of Income (Pre-Merger) for the fiscal year ended January 3, 1998 gives effect to the acquisition of Cherokee and the initial public offering of Dan River Class A Common Stock, as if each had occurred on the first day of the 1997 fiscal year. The Unaudited Pro Forma Combined Statement of Income (Merger) for the fiscal year ended January 3, 1998 is based upon the Unaudited Pro Forma Combined Statement of Income (Pre-Merger) for the same period and gives effect to the Merger and financing thereof as if they had also occurred on the first day of the 1997 fiscal year.

     The Unaudited Pro Forma Combined Balance Sheet as of July 4, 1998 gives effect to the Merger and financing thereof as if they had occurred at July 4, 1998. The Unaudited Pro Forma Combined Statement of Income for the six months ended July 4, 1998 gives effect to the Merger and financing thereof as if they had occurred on the first day of the period presented.

     The Merger has been accounted for under the purchase method of accounting. The total cost of the Merger has been preliminarily allocated to the assets acquired and liabilities assumed based upon their respective fair values as determined through internal estimates that Dan River believes are reasonable. The actual allocation of purchase cost, however, and the resulting effect on income may differ from the pro forma amounts included herein.

     The following unaudited pro forma combined financial information does not purport to reflect the financial position or results of operations that actually would have resulted had the above transactions occurred as of the dates indicated or to project the results of operations for any future period. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements of Dan River, Cherokee and Bibb and in each case the notes thereto which are incorporated herein by reference.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                  JULY 4, 1998

                                                         HISTORICAL               PRO FORMA
                                                    --------------------   ------------------------
                                                    DAN RIVER     BIBB     ADJUSTMENTS     COMBINED
                                                    ---------   --------   -----------     --------
                                                                    (IN THOUSANDS)
                                              ASSETS
Current assets:
  Cash and cash equivalents.......................  $  2,097    $     95    $     --       $  2,192
  Accounts receivable, net........................    60,814      35,686          --         96,500
  Inventories.....................................   107,648      59,514        (270)(1)    166,892
  Net assets of discontinued operations...........        --       7,193          --          7,193
  Prepaid expenses and other current assets.......     3,840       3,743        (714)(1)      6,869
  Deferred income taxes...........................     7,518          --          --          7,518
                                                    --------    --------    --------       --------
          Total current assets....................   181,917     106,231        (984)       287,164
Property, plant and equipment, net................   213,931      80,040          --        293,971
Goodwill, net.....................................        --          --      94,143(1)      94,143
Other assets......................................     7,195       2,430      (2,430)(1)      7,987
                                                                               1,450(2)
                                                                                (658)(3)
                                                    --------    --------    --------       --------
          Total assets............................  $403,043    $188,701    $ 91,521       $683,265
                                                    ========    ========    ========       ========

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt............  $    199    $  6,678    $ (6,678)(2)   $    199
  Accounts payable................................    23,430      23,819          --         47,249
  Accrued compensation and related benefits.......    10,790       4,765       1,000(1)      16,555
  Other accrued expenses..........................     7,666       5,519        (254)(3)     12,931
                                                    --------    --------    --------       --------
          Total current liabilities...............    42,085      40,781      (5,932)        76,934
Other liabilities:
  Long-term debt..................................   151,557      87,827      96,461(2)     335,845
  Deferred income taxes...........................    21,784          --     (16,384)(1)      5,400
  Other liabilities...............................     9,854          --       2,433(1)      12,287
Shareholders' equity:
  Preferred stock.................................        --          --          --             --
  Common stock....................................       189         101         (57)(4)        233
  Additional paid-in capital......................   139,417      88,882     (13,486)(4)    214,813
  Retained earnings (deficit).....................    38,157     (28,890)     28,890(4)      37,753
                                                                                (404)(3)
                                                    --------    --------    --------       --------
          Total shareholders' equity..............   177,763      60,093      14,943        252,799
                                                    --------    --------    --------       --------
          Total liabilities and shareholders'
            equity................................  $403,043    $188,701    $ 91,521       $683,265
                                                    ========    ========    ========       ========

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

     (1) In connection with the Merger, each outstanding share of Bibb Common Stock will be converted into the right to receive, at the holder's election,
0.84615 shares of Dan River Class A Common Stock or $16.50 in cash. As necessary, holders' elections will be prorated such that the total number of stock election shares equals 50% of the total outstanding shares of Bibb Common Stock. For purposes of the Unaudited Pro Forma Combined Balance Sheet, the fair market value of Dan River Common Stock is assumed to be $17.30 per share, which approximates the average closing market price of the stock for the 10 business days surrounding June 29, 1998, the date the Merger Agreement was announced to the public.

     Also in connection with the Merger, certain nonqualified options to purchase Bibb Common Stock held by employees and directors of Bibb will be cancelled, and the holders will receive 50% of the value of their options in cash, and the remainder in Dan River Class A Common Stock. For purposes of the options buyout, (i) the value of each option is measured as the difference between $16.50 and the exercise price and (ii) the value of Dan River Class A Common Stock is assumed to be $19.50 per share.

  ISSUANCE OF DAN RIVER CLASS A COMMON STOCK:
     Shares of Bibb Common Stock assumed to be
      outstanding...........................................        10,061,576
     Percentage of stock election shares (after
      proration)............................................      X        50%
                                                              ----------------
                                                                     5,030,788
     Conversion ratio.......................................      X    0.84615
                                                              ----------------
       Total shares of Dan River Class A Common Stock to be
        issued to holders of Bibb Common Stock..............         4,256,801
                                                              ----------------
     Value of outstanding Bibb stock options to be
      cancelled.............................................  $      4,049,893
     Percentage of value to be paid out in Dan River Class A
      Common Stock..........................................      X        50%
                                                              ----------------
                                                              $      2,024,947
     Value of Dan River Class A Common Stock for purposes of
      option buyout.........................................  $19.50 per share
                                                              ----------------
       Total shares of Dan River Class A Common Stock to be
        issued to holders of Bibb options...................           103,844
                                                              ----------------
       Grand total -- Dan River Class A Common Stock assumed
        to be issued in connection with the Merger..........         4,360,645
                                                              ================
  AGGREGATE PURCHASE PRICE: (IN THOUSANDS, EXCEPT SHARE AND
  PER SHARE DATA)
     Amount paid for outstanding Bibb Common Stock:
       Cash portion (5,030,788 shares at $16.50 per
        share)..............................................  $         83,008
       Issuance of Dan River Class A Common Stock (4,256,801
        shares at $17.30 per share).........................            73,643
     Buyout of options to purchase Bibb Common Stock:
       Cash portion.........................................             2,025
       Issuance of Dan River Class A Common Stock (103,844
        shares at $17.30 per share).........................             1,797
     Assumed fair value of Bibb incentive stock options that
      will be converted to options to acquire Dan River
      Class A Common Stock..................................             2,433
     Payments to be made to certain executive officers of
      Bibb concurrent with the closing of the Merger
      pursuant to the Executive Officer Policy..............             1,800
     Professional fees and other transaction costs..........             1,500
                                                              ----------------
     Aggregate purchase price...............................  $        166,206
                                                              ================

     EXCESS OF COST OVER FAIR MARKET VALUE OF NET ASSETS ACQUIRED:  (IN
     THOUSANDS)

Aggregate purchase price.................................            $166,206
Less net book value of assets acquired...................              60,093
                                                                     --------
Excess of cost over net book value of assets acquired....             106,113
Less adjustments to recorded assets and liabilities
  acquired at fair market value:
  Inventory..............................................    (270)(a)
  Prepaid expenses and other current assets..............    (714)(b)
  Other assets...........................................  (2,430)(c)
  Accrued compensation and related benefits..............  (1,000)(d)
  Deferred income taxes..................................  16,384(e)   11,970
                                                           ------    --------
Excess of cost over fair market value of net assets
  acquired (goodwill)....................................            $ 94,143
                                                                     ========

        -----------------------

        (a) Reflects the adjustments necessary to state inventory at fair market value.
        (b) Reflects the preliminary fair value remeasurement of the pension asset.
        (c) Reflects the write-off of unamortized debt issuance costs related to Bibb indebtedness that will be refinanced in connection with the Merger.
        (d) Reflects a preliminary estimate of severance costs to be incurred in connection with the merger pursuant to the Key Management Policy.
        (e) Reflects (i) the elimination of the valuation allowance against deferred tax assets ($16.0 million), which Dan River management believes will not be needed after the Merger, and (ii) a $0.4 million increase in deferred tax assets related to the differences between the tax basis and adjusted financial statement values of Bibb assets at an assumed income tax rate of 39%.

(2) Reflects (i) the refinancing of all Bibb outstanding indebtedness, (ii) the refinancing of Dan River's existing working capital facility, (iii) additional financing to fund the cash portion of the buyout of Bibb outstanding Common Stock and stock options, and other transaction costs, and
    (iv) the incurrence of related debt issuance costs of $1.5 million. The new debt is expected to consist of a term loan and a revolving line of credit.

(3) Reflects the adjustment to write off $0.7 million in unamortized debt issuance costs related to Dan River's existing working capital facility, the related tax benefit of $0.3 million, and the net reduction in retained earnings of $0.4 million.

(4) Reflects (i) the elimination of Bibb's equity as a result of the Merger,
    (ii) the issuance of 4,360,645 shares of Dan River Class A Common Stock in connection with the Merger, and (iii) the related additional paid-in capital of $75.4 million.

                          UNAUDITED PRO FORMA COMBINED
                        STATEMENT OF INCOME (PRE-MERGER)

                           YEAR ENDED JANUARY 3, 1998

                                                                    PRO FORMA ADJUSTMENTS
                                               HISTORICAL          -----------------------     DAN RIVER
                                         -----------------------    CHEROKEE                   PRO FORMA
                                         DAN RIVER   CHEROKEE(1)   ACQUISITION    OFFERING    (PRE-MERGER)
                                         ---------   -----------   -----------    --------    ------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales..............................  $476,448      $9,210         $  --        $   --       $485,658
Costs and expenses:
  Cost of sales........................   372,165       7,208           (83)(2)        --        379,321
                                                                         31(3)
  Selling, general and administrative
     expenses..........................    54,231       1,085          (344)(4)        --         54,980
                                                                          8(3)
  Other operating costs, net...........     7,012         302          (302)(5)        --          7,012
                                         --------      ------         -----        ------       --------
Operating income.......................    43,040         615           690                       44,345
Other income (expense).................      (290)          7            --            --           (283)
Interest expense.......................   (21,135)       (318)         (224)(6)     4,862(7)     (16,815)
                                         --------      ------         -----        ------       --------
Income before income taxes and
  extraordinary item...................    21,615         304           466         4,862         27,247
Provision for income taxes.............     8,351          --           299(8)      1,877(6)      10,527
                                         --------      ------         -----        ------       --------
Income before extraordinary item.......  $ 13,264      $  304         $ 167        $2,985       $ 16,720
                                         ========      ======         =====        ======       ========
Earnings per share before extraordinary
  item:
  Basic................................  $   0.90                                               $   0.89
                                         ========                                               ========
  Diluted..............................  $   0.89                                               $   0.88
                                         ========                                               ========
Weighted average shares outstanding:
  Basic................................    14,711                                                 18,841
                                         ========                                               ========
  Diluted..............................    14,839                                                 18,968
                                         ========                                               ========

---------------

(1) Reflects the operating results of Cherokee for the portion of 1997 prior to its acquisition on February 3, 1997.
(2) Decrease in depreciation expense based on adjusted fixed asset values and related estimated remaining useful lives.
(3) Additional costs associated with providing a pension benefit to Cherokee employees hired by Dan River.
(4) Elimination of certain selling, general and administrative expenses, including salaries and benefits of certain officers and other employees of Cherokee who were not employed by Dan River after the acquisition of Cherokee, and costs associated with Cherokee's marketing offices, which Dan River vacated shortly after the acquisition of Cherokee.
(5) Elimination of expenses associated with Cherokee's Employee Stock Ownership Plan, the obligations which were not assumed in connection with the acquisition of Cherokee.
(6) Net increase in interest expense resulting from the acquisition of Cherokee (representing the five week period prior to the consummation of the acquisition of Cherokee on February 3, 1997).
(7) Decrease in interest expense attributable to the assumed repayment of $65 million in borrowings related to the acquisition of Cherokee out of the net proceeds from the Offering.
(8) Adjustment of pro forma income tax expense to reflect an assumed effective tax rate of 38.6% of pre-tax income.

                          UNAUDITED PRO FORMA COMBINED
                          STATEMENT OF INCOME (MERGER)

                           YEAR ENDED JANUARY 3, 1998

                                               DAN RIVER                                     DAN RIVER
                                               PRO FORMA        BIBB         PRO FORMA       PRO FORMA
                                              (PRE-MERGER)   HISTORICAL    ADJUSTMENTS(7)    FOR MERGER
                                              ------------   ----------    --------------    ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...................................    $485,658      $248,836        $    --         $734,494
Costs and expenses:
  Cost of sales.............................     379,321       222,620           (238)(1)      601,703
  Selling, general and administrative
     expenses...............................      54,980        23,306         (2,500)(2)       75,786
  Amortization of goodwill..................          --            --          2,354(3)         2,354
  Other operating costs, net................       7,012         4,133             --           11,145
                                                --------      --------        -------         --------
Operating income (loss).....................      44,345        (1,223)           384           43,506
Other income (expense), net.................        (283)         (162)            --             (445)
Interest expense............................     (16,815)       (6,013)(4)     (3,905)(5)      (26,733)
                                                --------      --------        -------         --------
Income before income taxes and extraordinary
  item......................................      27,247        (7,398)        (3,521)          16,328
Provision for income taxes..................      10,527            --         (3,306)(6)        7,221
                                                --------      --------        -------         --------
Income (loss) before discontinued operations
  and extraordinary item....................    $ 16,720      $ (7,398)       $  (215)        $  9,107
                                                ========      ========        =======         ========
Earnings per share from continuing
  operations:
  Basic.....................................    $   0.89                                      $   0.39
                                                ========                                      ========
  Diluted...................................    $   0.88                                      $   0.39
                                                ========                                      ========
Weighted average shares outstanding:
  Basic.....................................      18,841                                        23,201
                                                ========                                      ========
  Diluted...................................      18,968                                        23,379
                                                ========                                      ========

---------------

(1) Reflects the decrease in cost of sales attributable to the assumed adjustments necessary to state Bibb's inventories at fair market value as of the beginning of 1997, principally the elimination of the last-in, first-out reserve.
(2) Reflects the elimination of duplicative administrative expenses, principally management compensation and related fringe benefits.
(3) Reflects amortization of goodwill based on an estimated life of 40 years.
(4) Includes interest expense and loan fee amortization and related expense.
(5) Reflects additional interest expense, consisting of the following:

Interest expense on new floating rate bank debt incurred in
  connection with (i) the refinancing of all Bibb
  outstanding indebtedness, (ii) the refinancing of Dan
  River's existing working capital facility, and (iii) the
  funding of the cash portion of the buyout of Bibb
  outstanding Common Stock and stock options, and other
  transaction costs. For each  1/8% change in the assumed
  interest rate on new floating rate bank debt, interest
  would change by $217......................................  $12,278
Amortization of debt issuance costs on the above............      290
Less: historical interest on debt refinanced, including
  amortization of debt issuance costs and related
  expenses..................................................   (8,663)
                                                              -------
                                                              $ 3,905
                                                              =======

(6) Adjustment of pro forma income tax expense to reflect an assumed effective tax rate of 38.6%.
(7) The pro forma adjustments do not include the impact of certain merger-related cost savings initiatives that Dan River intends to implement. The additional cost savings, which are expected to total $15.5 million (pre-tax) on an annual basis, include:

    - reduced selling, general and administrative expense, principally from the elimination of overlapping administrative functions;

    - manufacturing cost savings from certain plant alignment and capacity utilization synergies, and manufacturing practices expected to result in improved operating efficiencies;

    - cost savings relating to manufacturing techniques and specifications; and

    - savings expected to be realized through volume purchasing of certain raw materials, such as polyester and packaging materials.

    The projected cost savings are based on estimates and assumptions believed to be reasonable by management. Due to the inherent uncertainty associated with such estimates and assumptions, there can be no assurance that these cost savings will actually be realized.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                         SIX MONTHS ENDED JULY 4, 1998

                                                               HISTORICAL                 PRO FORMA
                                                          --------------------   ---------------------------
                                                          DAN RIVER     BIBB     ADJUSTMENTS(7)     COMBINED
                                                          ---------   --------   --------------     --------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...............................................  $239,539    $116,340      $    --         $355,879
Costs and expenses:
  Cost of sales.........................................   186,356      99,587        1,401(1)       287,344
  Selling, general and administrative expenses..........    27,187      10,966       (1,250)(2)       36,903
  Amortization of goodwill..............................        --          --        1,177(3)         1,177
  Other operating costs, net............................      (400)         --           --             (400)
                                                          --------    --------      -------         --------
Operating income........................................    26,396       5,787       (1,328)          30,855
Other income (expense), net.............................       417          --           --              417
Interest expense........................................    (7,671)     (3,791)(4)   (2,236)(5)      (13,698)
                                                          --------    --------      -------         --------
Income before income taxes and discontinued
  operations............................................    19,142       1,996       (3,564)          17,574
Provision for income taxes..............................     7,262          --         (151)(6)        7,111
                                                          --------    --------      -------         --------
Income from continuing operations.......................  $ 11,880    $  1,996      $(3,413)        $ 10,463
                                                          ========    ========      =======         ========
Earnings per share from continuing operations:
  Basic.................................................  $   0.63                                  $   0.45
                                                          ========                                  ========
  Diluted...............................................  $   0.62                                  $   0.44
                                                          ========                                  ========
Weighted average shares outstanding:
  Basic.................................................    18,835                                    23,196
                                                          ========                                  ========
  Diluted...............................................    19,104                                    23,580
                                                          ========                                  ========

---------------

(1) Reflects the increase in cost of sales attributable to the assumed adjustments necessary to state Bibb's inventories at fair market value as of the beginning of 1998, principally the elimination of the last-in, first-out reserve.
(2) Reflects the elimination of duplicate administrative expenses, principally management compensation and related fringe benefits.
(3) Reflects amortization of goodwill based on an estimated life of 40 years.
(4) Includes interest expense and loan fee amortization and related expense.
(5) Reflects additional interest expense, consisting of the following:

Interest expense on new floating rate bank debt incurred in
  connection with (i) the refinancing of all Bibb
  outstanding indebtedness, (ii) the refinancing of Dan
  River's existing working capital facility, and (iii) the
  funding of the cash portion of the buyout of Bibb
  outstanding Common Stock and stock options, and other
  transaction costs. For each  1/8% change in the assumed
  interest rate on new floating rate bank debt, interest
  would change by $116......................................  $6,570
Amortization of debt issuance costs on the above............     145
Less: historical interest on debt refinanced, including
  amortization of debt issuance costs and related
  expenses..................................................  (4,479)
                                                              ------
                                                              $2,236
                                                              ======

(6) Adjustment of pro forma income tax expense to reflect an assumed effective tax rate of 38.6%.
(7) The pro forma adjustments do not include the impact of certain merger-related cost savings initiatives that Dan River intends to implement. The additional cost savings, which are expected to total $15.5 million (pre-tax) on an annual basis, include:

    - reduced selling, general and administrative expense, principally from the elimination of overlapping administrative functions;

    - manufacturing cost savings from certain plant alignment and capacity utilization synergies, and manufacturing practices expected to result in improved operating efficiencies;

    - cost savings relating to manufacturing techniques and specifications; and

    - savings expected to be realized through volume purchasing of certain raw materials, such as polyester and packaging materials.

    The projected cost savings are based on estimates and assumptions believed to be reasonable by management. Due to the inherent uncertainty associated with such estimates and assumptions, there can be no assurance that these cost savings will actually be realized.